Exhibit 16.1

Re: Park Place Energy Corp. (formerly ST Online Corp.) (the “Company”)

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated July 31, 2007, captioned "Changes in the Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS
Vancouver, Canada
August 1, 2007